                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

               Telephone (650) 493-9300 Facsimile (650) 493-6811

                              March 28, 2001

Natus Medical Incorporated
1501 Industrial Road
San Carlos, CA 94070

   RE: AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

   We have examined the Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-44138) dated August 18, 2000 to be filed by you with the Securities and Exchange Commission on March 28, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 5,175,000 shares (including shares issuable upon exercise of the underwriters' over-allotment option) of Common Stock of Natus Medical Incorporated (the "Shares"). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement to be filed as an exhibit thereto. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares. Based upon the foregoing, it is our opinion that the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati